Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the registrant  [x]
Filed by a party other than the registrant  [ ]


Check the appropriate box:
[ ]  Preliminary proxy statement
[x]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                   FIRSTSPARTAN FINANCIAL CORP.
------------------------------------------------------------------------------
         (Name of Registrant as Specified in Its Charter)


                   FIRSTSPARTAN FINANCIAL CORP.
------------------------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
                              N/A
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(2)  Aggregate number of securities to which transactions applies:
                              N/A
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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                              N/A
------------------------------------------------------------------------------
                              N/A
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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
                             N/A
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(2)  Form, schedule or registration statement no.:
                             N/A
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(3)  Filing party:
                             N/A
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(4)  Date filed:
                             N/A
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

                        September 18, 1998


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of FirstSpartan Financial Corp. ("Company"), the holding company for First Federal Bank. The meeting will be held at the Spartanburg County Library, 151 South Church Street, Spartanburg, South Carolina, on Wednesday, October 21, 1998, at 10:00 a.m., Eastern Time.

     The Notice of Annual Meeting of Stockholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Deloitte & Touche LLP, the Company's independent auditors, will be present to respond to appropriate questions of stockholders.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To ensure that your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

                             Sincerely,



                             Billy L. Painter
                             President and Chief Executive Officer

                        FIRSTSPARTAN FINANCIAL CORP.
                             380 E. Main Street
                     Spartanburg, South Carolina  29302
                               (864) 582-2391

------------------------------------------------------------------------------
                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held On October 21, 1998
------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of FirstSpartan Financial Corp. ("Company") will be held at the Spartanburg County Library, 151 South Church Street, Spartanburg, South Carolina, on Wednesday, October 21, 1998, at 10:00 a.m., Eastern Time, for the following purposes:

     1.    To elect two directors to serve for a term of three years;

     2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending June 30, 1999; and

     3. To act upon such other matters as may properly come before the meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date(s) to which, by original or later adjournment, the meeting may be adjourned. Stockholders of record at the close of business on August 24, 1998 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       R. LAMAR SIMPSON
                                       CORPORATE SECRETARY


Spartanburg, South Carolina
September 18, 1998

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IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                             PROXY STATEMENT
                                    OF
                        FIRSTSPARTAN FINANCIAL CORP.
                           380 E. Main Street
                    Spartanburg, South Carolina  29302
------------------------------------------------------------------------------
                    ANNUAL MEETING OF STOCKHOLDERS
                            OCTOBER 21, 1998
------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FirstSpartan Financial Corp. ("Company"), the holding company for First Federal Bank ("Bank"), to be used at the Annual Meeting of Stockholders ("Meeting") of the Company. The Meeting will be held at the Spartanburg County Library, 151 South Church Street, Spartanburg, South Carolina, on Wednesday, October 21, 1998, at 10:00 a.m., Eastern Time. This Proxy Statement and the enclosed proxy card are being first mailed to stockholders on or about September 18, 1998.

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                         VOTING AND PROXY PROCEDURE
------------------------------------------------------------------------------

     Stockholders Entitled to Vote at Meeting. Stockholders of record at the close of business on August 24, 1998 ("Voting Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. As of the close of business on the Voting Record Date, the Company had 4,430,375 shares of Common Stock issued and outstanding.

     Quorum Requirement. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum. Broker non-votes will be considered shares present and will be included in determining whether a quorum is present.

     Proxies; Proxy Revocation Procedures. The Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the proposals to be considered at the Meeting. When a proxy card is returned properly signed and dated the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where a proxy card is properly signed and dated but no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below and FOR ratification of Deloitte & Touche LLP as independent auditors. If a stockholder of record attends the Meeting, he or she may vote by ballot.

     Stockholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later dated proxy before a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     Vote Required. The two directors to be elected at the Meeting will be elected by a plurality of the votes cast by stockholders present in person or by proxy and entitled to vote. Stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee for election as directors. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast.

     Stockholders may vote for or against the proposal for the ratification of Deloitte & Touche LLP as independent auditors for the fiscal year ending June 30, 1999, or may abstain from voting. Ratification of Deloitte

& Touche LLP as independent auditors for the fiscal year ending June 30, 1999 will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting and entitled to vote. Broker non-votes will have no effect on the outcome of the proposal. Abstentions will have the same effect as a vote against the proposal.

------------------------------------------------------------------------------
      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, as of the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date. The table also sets forth, as of the close of business on the Voting Record Date, certain information as to shares of Common Stock beneficially owned by the Company's directors and "named executive officers" and all directors and executive officers as a group.

                                    Number of Shares        Percent of Shares
Name                               Beneficially Owned(1)       Outstanding
----                               ---------------------    -----------------

Beneficial Owners of More Than 5%

First Federal Savings and Loan            354,430                 8.00%
Association of Spartanburg Employee
Stock Ownership Plan Trust ("ESOP")(2)

Directors(3)

Robert R. Odom                             16,860                    *
E. Lea Salter                              16,361                    *
David E. Tate                              14,294                    *
Robert L. Handell                          15,111                    *
E.L. Sanders                               25,611                    *
R. Wesley Hammond                          13,111                    *

Named Executive Officers(3)(4)

Billy L. Painter(5)(9)                     55,110                 1.24
R. Lamar Simpson(6)(10)                    10,769                    *
Hugh H. Brantley(7)(11)                    28,648                    *
J. Stephen Sinclair(8)(12)                 35,678                    *

All Executive Officers and
 Directors as a Group (10 persons)        231,553                 5.23

                       (footnotes on following page)

-------------
*    Less than 1% of shares outstanding.
(1) In accordance with Rule 13d-3 under the Exchange Act a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.
(2) Includes 17,568 shares allocated to participants and 336,862 unallocated shares. Participants direct the voting of allocated shares. Unallocated shares are voted by the trustees in proportion to participants' votes.
(3) Includes unvested shares in the Company's Management Recognition and Development Plan ("MRDP") awarded on July 8, 1998. Participants in the MRDP exercise all rights incidental to ownership, including voting rights.
(4) SEC regulations define the term "named executive officers" to include the chief executive officer, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Messrs. Painter, Simpson, Brantley and Sinclair were the Company's only "named executive officers" for the fiscal year ended June 30, 1998.
(5)  Mr. Painter is also a director of the Company.
(6) Treasurer, Secretary and Chief Financial Officer of the Company and Chief Financial Officer of the Bank.
(7)  Executive Vice President and Chief Operating Officer of the Bank.
(8)  Executive Vice President of Lending of the Bank.
(9)  Includes 1,062 shares owned indirectly through the ESOP.
(10) Includes 783 shares owned indirectly through the ESOP.
(11) Includes 681 shares owned indirectly through the ESOP.
(12) Includes 675 shares owned indirectly through the ESOP.

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                  PROPOSAL I -- ELECTION OF DIRECTORS
------------------------------------------------------------------------------

     The Company's Board of Directors consists of seven members as required by the Company's Bylaws. In accordance with the Company's Certificate of Incorporation the Board of Directors is divided into three classes with three-year staggered terms, with approximately one third of the directors elected each year. Two directors will be elected at the Meeting to serve for a three-year term, or until their respective successors have been elected and qualified. The nominees for election this year are E.L. Sanders and David E. Tate, each of whom is a current member of the Board of Directors of the Company and of the Bank.

     It is intended that the proxies solicited by the Company's Board of Directors will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend, or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time the Board of Directors knows of no reason why either nominee might be unavailable to serve.

     The Board of Directors recommends a vote "FOR" the election of Messrs. Sanders and Tate.

     The following table sets forth certain information regarding the nominees for election at the Meeting, as well as information regarding those directors continuing in office after the Meeting.

                                 Year First
                                 Elected            Term to
Name               Age (1)       Director (2)       Expire
----               -------       ------------       ------

                          BOARD NOMINEES

E.L. Sanders        64             1987            2001(3)
David E. Tate       58             1993            2001(3)

                  DIRECTORS CONTINUING IN OFFICE

Billy L. Painter    53             1984            1999
Robert L. Handell   81             1950            1999
Robert R. Odom      76             1953            1999
E. Lea Salter       63             1988            2000
R. Wesley Hammond   49             1990            2000

----------------
(1)  As of June 30, 1998.
(2) Includes prior service on the Board of Directors of the Bank. Each member of the Board of Directors also serves as a director of the Bank and vice versa.
(3)  Assuming the individual is re-elected.

     The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

     E.L. Sanders is a retired insurance executive. He is past Chairman of the Board of Directors for Mobile Meals of Spartanburg and past Vice Chairman of the Board of Directors of the Foundation for the Multi-Handicapped, Blind and Deaf of South Carolina. Mr. Sanders is on the Board of Directors and is a past President of the Civitan Club of Spartanburg.

     David E. Tate has been President and sole owner of Tate Metal Works, Inc., a tank fabrication and erection company, since 1972. He was the South Carolina Small Business Person of the Year in 1998.

     Billy L. Painter has served as the Bank's President and Chief Executive Officer since 1984. Mr. Painter is a former Chairman of the Spartanburg Area Chamber of Commerce. He serves on the Board for the Piedmont Interstate Fair, the Advisory Board of Salvation Army, and on the Board of the Spartanburg Development Council.

     Robert L. Handell is a former Managing Officer of the Bank with 52 years of service. He is the past President of the Chamber of Commerce, United Way and the Spartanburg Civitan Club.

     Robert R. Odom is a senior partner in the law firm of Odom, Terry, Cantrell & Hammett, Spartanburg, South Carolina, with which he has been associated for 50 years.

     E. Lea Salter is the former President of Christman & Parsons, Inc., general contractors. Mr. Salter is semi-retired and works part-time with Christman & Parsons, Inc. He is active in the Lions Club of Spartanburg.

     R. Wesley Hammond is the President and Chief Operating Officer of Hammond-Brown-Jennings, a furniture company. He is President from South Carolina and a member of the Executive Committee of Southern Home Furnishings Association.

------------------------------------------------------------------------------
             MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------------------------------------------------

     The Company's and the Bank's Boards of Directors conduct their business through meetings of the Boards and through their committees. No director of the Company or the Bank attended fewer than 75% of the total meetings of the Boards and committees on which such person served during this period.

     The Company's and Bank's Boards of Directors have established Executive and Audit Committees that are comprised of the same members and whose objectives are parallel.

     The Executive Committees consist of Directors Odom (Chairman), Handell, Painter and Salter. They have the authority to act on behalf of the Board of Directors between regular meetings. All actions of the Executive Committee are presented for ratification by the Board of Directors at its next regularly scheduled meeting.

     The Audit Committees consist of Directors Salter (Chairman), Handell and Hammond. They receive and reviews all reports prepared by the Company's and the Bank's internal and external auditors.

     In addition to the above committees, the Company's Board of Directors has established Compensation and Nominating Committees. The Bank also has a Personnel Committee, among others. The Company's Compensation Committee and the Bank's Personnel Committee are comprised of the same members and have parallel objectives.

     The Company's Compensation Committee and the Bank's Personnel Committee consist of Directors Odom (Chairman), Salter and Sanders. They are responsible for all personnel issues, including recommending compensation levels for all senior management to the Board of Directors.

     The full Board of Directors of the Company acts as a Nominating Committee for the annual selection of management's nominees for election as directors of the Company.

     The following table sets forth the number of meetings of the Company's and the Bank's Boards of Directors and committees:

                       Company       Bank
                       -------       ----

  Board of Directors    10           29
  Committees:
   Executive            --           1
   Audit                --           5
   Compensation         --           N/A
   Personnel            N/A          3
   Nominating           1            N/A

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                         DIRECTORS' COMPENSATION
------------------------------------------------------------------------------

     Fees. Directors of the Bank receive a fee of $1,500 per month. Directors' fees totaled $126,000 for the fiscal year ended June 30, 1998. In addition, Mr. Odom receives annual compensation of $10,200 for his service as Chairman of the Board. No separate fees are paid for service on the Company's Board of Directors.

     Director Emeritus Plan. The Director Emeritus Plan provides that each director elected to the Board of Directors of the Bank on or after March 17, 1987 shall become a director emeritus on (i) the date the director attains age 72 or (ii) the expiration of the director's then current term of office after attaining age 72, whichever event occurs last. In addition, a director with at least ten years of service on the Board may, upon attaining age 65, apply to the Board to assume director emeritus status. Under the Director Emeritus Plan, a director emeritus receives 50% of the fee payable to regular Board members for attendance at monthly Board meetings. If the director emeritus attends the monthly Board meeting, the amount payable is increased to 75% of the fee payable to regular Board members. The Board may also designate as a director emeritus a director who becomes disabled. An additional feature of the Director Emeritus Plan provides that, in the event of a change in control of the Company or the Bank (as defined in the Director Emeritus Plan), each director would be treated as a director emeritus on the effective date of the change in control. Within 30 days of such date, each director emeritus would receive a payment equal to three times the fees received by the director during the 12-month period ending prior to the effective date of the change in control. Assuming a change in control had occurred at June 30, 1998, the aggregate amount payable under the Director Emeritus Plan to all directors would be approximately $408,000.

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                           EXECUTIVE COMPENSATION
------------------------------------------------------------------------------

Summary Compensation Table

                                   Annual Compensation
                         ----------------------------------------
                                                        Other
                                                        Annual
Name and                                                Compen-    All Other
Position                 Year      Salary      Bonus    sation(1) Compensation
--------                 ----      ------      -----    --------- ------------

Billy L. Painter         1998     $146,620    $40,000      $--     $69,323(2)
President and Chief      1997      138,910     35,000       --      41,412
Executive Officer        1996      132,993     30,000       --      36,661

R. Lamar Simpson         1998       90,666     16,000       --      33,721(4)
Treasurer, Secretary     1997       83,608     12,500       --      18,608
and Chief Financial      1996(3)        --         --       --          --
Officer of the
Corporation and Chief
Financial Officer
of the Bank

Hugh H. Brantley         1998       92,481     16,000       --      33,196(5)
Executive Vice           1997       87,939     12,500       --      15,264
President and Chief      1996       83,444     11,000       --      16,966
Operating Officer
of the Bank

J. Stephen Sinclair      1998       91,523     16,000       --      33,265(6)
Executive Vice           1997       87,345     12,500       --      14,966
President of Lending     1996       83,432     11,000       --      16,966
of the Bank

----------------
(1) The aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported.
(2) Consists of directors' fees ($18,000), market value of stock allocated under ESOP ($42,767), employer 401(k) Plan matching contributions ($7,500) and term life insurance premiums ($1,056).
(3)  Mr. Simpson was not employed by either the Company or the Bank in 1996.
(4) Consists of market value of stock allocated under ESOP ($31,503), employer 401(k) Plan matching contributions ($1,987) and term life insurance premiums ($231).

(5) Consists of market value of stock allocated under ESOP ($27,430), employer 401(k) Plan matching contributions ($5,104) and term life insurance premiums ($662).
(6) Consists of market value of stock allocated under ESOP ($27,187), employer 401(k) Plan matching contributions ($5,058) and term life insurance premiums ($1,020).

Employment and Severance Agreements

     The Company and the Bank (collectively, the "Employers") have entered into three-year employment agreements ("Employment Agreements" or "Agreements") with Messrs. Painter, Simpson, Brantley and Sinclair. Under the Employment Agreements, the current base salaries for Messrs. Painter, Simpson, Brantley and Sinclair are approximately $150,000, $93,000, $94,000 and $93,000, respectively, which will be paid by the Bank and may be increased at the discretion of the Board of Directors or an authorized committee of the Board of Directors of the Bank. Messrs. Painter's, Simpson's, Brantley's and Sinclair's salaries may not be decreased during the term of the Employment Agreements without their prior written consent. On the anniversary of the commencement date of the Agreements, the term of the Agreements may be extended by the Board of Directors for an additional year unless a termination notice is given by Messrs. Painter, Simpson, Brantley and Sinclair. The Agreements are terminable by the Employers for just cause at any time or in certain events specified by federal regulations.

     The Agreements provide for severance payments if employment is terminated following a change in control. These payments, which will be made promptly after any change in control, will be equal to 2.99 times the average annual compensation paid to Messrs. Painter, Simpson, Brantley and Sinclair during the five years immediately preceding the change in control. Under the Agreements, a "change in control" is deemed to occur if, at anytime during the term of the Agreement, a person other than the Company purchases shares of common stock pursuant to a tender or exchange offer for such shares, any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, the membership of the Board of Directors changes as the result of a contested election, or stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation has occurred. Assuming that a change in control had occurred at June 30, 1998 and that Messrs. Painter, Simpson, Brantley and Sinclair elected to receive a lump sum cash payment, they would be entitled to payments of approximately $500,000, $300,000, $300,000 and $300,000, respectively.

     The Employers have also entered into employment and severance agreements with other senior officers of the Company and/or the Bank on substantially similar terms.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee of the Company and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation Committee of the Company. The Compensation Committee of the Company and the Personnel Committee of the Bank ("Committees") administer all policies that govern executive compensation for the Company and the Bank. Since the Company has no employees other than Bank employees who perform services to the Company without additional compensation, the Bank's Personnel Committee evaluates the performance of each named executive officer and other senior officers of the Company and the Bank and determines the compensation of all such executives except for the chief executive officer. With respect to the chief executive officer's compensation, the Personnel Committee makes recommendations to the Board of Directors which reviews the recommendations and determines his compensation based on their report. The Company's executive compensation policies are intended to retain and attract key executives who are vital to the success of the Company and the Bank by providing a compensation package that is competitive in the financial industry and motivational to each individual executive.

     Currently, the compensation for executive officers consists principally of a base salary and bonus. The Personnel Committee determines an annual base salary level for all senior officers and named executive officers except for the base salary of the chief executive officer. With respect to the chief executive officer's base salary, the Personnel Committee makes recommendations to the Board of Directors which reviews the recommendations and determines his base salary based on their report. Annual base salaries are generally effective November 1 of each year. Factors considered in setting base salaries include the executive's performance, the Company's and Bank's overall performance and compensation levels in the financial industry, among other factors.

     A bonus program has also been established for all senior officers, including the named executive officers. A bonus pool is established based upon meeting certain objective performance factors, including profitability measurements, loan delinquency ratios and other financial measurements. The bonus pool is allocated to individual participants in the pool based upon job position and individual performance. The Personnel Committee administers the bonus program and may use its judgement in the application of the objective criteria, such as excluding nonrecurring items from profitability measures under the program. As the case with base salaries, the Personnel Committee makes aggregate and individual bonus awards to all senior officers and named executive officers except for awards to the chief executive officer. The Board of Directors reviews the recommendations of the Personnel Committee concerning the chief executive officer and awards his bonus under the program. The awards for the fiscal year are generally made prior to June 30 of each year.

     During the fiscal year ended June 30, 1998, the base salary of Billy L. Painter, President and Chief Executive Officer of the Company and the Bank, was $146,620. In addition, he received a performance bonus of $40,000 and other compensation of $69,323 as set forth in the Summary Compensation Table presented earlier herein. This resulted in total compensation of $256,443, which represents a 19% increase from the previous year. The Board of Directors believes that Mr. Painter's compensation is appropriate based on the Bank's compensation policy, consideration of salaries for similar positions in the financial industry and the Bank's performance during the fiscal year.

     Mr. Painter does not serve on the Committees and did not participate in the Board of Director's review and adoption of the Personnel Committee's recommendations concerning his compensation.

Compensation Committee of the Company and Personnel Committee of the Bank consisting of:

/s/ Robert R. Odom, Chairman
/s/ E.L. Sanders
/s/ E. Lea Salter

     Compensation Committee Interlocks and Insider Participation. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company or the Personnel Committee of the Bank. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company or the Personnel Committee of the Bank. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

     Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Index (U.S. Companies) and with the SNL $250 Million to $500 Million Asset Thrift Index. Total return assumes the reinvestment of all dividends. The base amount for the Company's Common Stock is $36 11/16 per share, which was the closing price on the initial day of trading on July 9, 1997. The initial offering price for the Company's Common Stock was $20.00 per share.

                                              Period Ended
                           --------------------------------------------------
                           07/09/97    09/30/97  12/31/97  03/31/98  06/30/98
FirstSpartan Financial     --------    --------  --------  --------  --------
 Corp.                     $100.00     105.62    110.14    123.95    114.35
The Nasdaq Index
 (U.S. Companies)           100.00     113.47    106.44    124.57    128.09
SNL $250 Million
 to $500 Million Asset
 Thrift Index               100.00     119.67    136.93    143.77    137.31

------------------------------------------------------------------------------
             COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
------------------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that, during the fiscal year ended June 30, 1998, all filing requirements applicable to its reporting officers, directors and greater than 10% stockholders were properly and timely complied with except that Billy L. Painter inadvertently failed to report in a timely matter a gift of 20 shares of Common Stock that he made during January 1998. Mr. Painter reported the gift 10 days late on February 20, 1998.

------------------------------------------------------------------------------
                       TRANSACTIONS WITH MANAGEMENT
------------------------------------------------------------------------------

     Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and does not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to the Bank's executive officers and directors with different rates or terms than those offered to the general public and has adopted a policy to this effect. The aggregate amount of loans by the Bank to its executive officers and directors was approximately $1.1 million at June 30, 1998. Such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features when made.

     Robert R. Odom, Chairman of the Board of the Company and the Bank, is a senior partner with the law firm of Odom, Terry, Cantrell & Hammett, Spartanburg, South Carolina, which serves as general counsel to the Bank. The Bank paid a retainer of $18,000 and legal fees of approximately $50,000 to the firm during the fiscal year ended June 30, 1998 for services rendered to the Bank.

     E. Lea Salter, a Director of the Company and the Bank, was the President of Christman & Parsons, Inc., a general contractor. Christman & Parson, Inc. was awarded through a competitive bid and was paid $416,000 related to the contract to renovate a branch office of the Bank during the fiscal year ended June 30, 1998.

------------------------------------------------------------------------------
     PROPOSAL II -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
------------------------------------------------------------------------------

     The Company's Board of Directors has renewed its engagement with Deloitte & Touche LLP, independent public accountants, and has appointed them to serve as the independent auditors for the fiscal year ending June 30, 1999. A representative of Deloitte & Touche LLP is expected to be present at the Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if he or she so desires. The Board of Directors recommends a vote "FOR" the ratification of Deloitte & Touche LLP as independent auditors.

------------------------------------------------------------------------------
                              OTHER MATTERS
------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

------------------------------------------------------------------------------
                               MISCELLANEOUS
------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in mailing proxy solicitation materials to beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telecopier or telephone without additional compensation.

     The Company's 1998 Annual Report to Stockholders, including consolidated financial statements, has been mailed to all stockholders of record at the close of business on the Voting Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Company. The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

     A copy of the Company's Form 10-K for the fiscal year ended June 30, 1998, as filed with the SEC, will be furnished without charge to stockholders of record as of the close of business on the Voting Record Date upon written request to R. Lamar Simpson, Corporate Secretary, FirstSpartan Financial Corp., 380 E. Main Street, Spartanburg, South Carolina 29302.

------------------------------------------------------------------------------
                           STOCKHOLDER PROPOSALS
------------------------------------------------------------------------------

     Stockholder proposals intended to be presented at the Company's annual meeting next year must be received by the Company no later than June 22, 1999 to be considered for inclusion in the proxy materials and form of proxy relating to such meeting. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

     The Company's Certificate of Incorporation provides that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before a meeting of stockholders, a stockholder must deliver written notice of such nominations and/or proposals to the Secretary of the Company not less than 30 nor more than 60 days prior to the date of the meeting; provided that if less than 31 days' notice of the meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Based on the date of the Meeting, in order for a stockholder to make timely notice of a nomination or proposal for the Company's annual meeting next year, it is anticipated that such notice must be received by the Secretary of the Company by September 20, 1999. As specified in the Certificate of Incorporation, the written notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the stockholder giving such notice. The notice with respect to business proposals to be brought before the Meeting must state the stockholder's name, address and number of shares of Common Stock held, and briefly discuss the business to be brought before the Meeting, the reasons for conducting such business at the Meeting and any interest of the stockholder in the proposal.

                        BY ORDER OF THE BOARD OF DIRECTORS



                        R. LAMAR SIMPSON
                        CORPORATE SECRETARY


Spartanburg, South Carolina
September 18, 1998

                              REVOCABLE PROXY
                        FIRSTSPARTAN FINANCIAL CORP.

                       ANNUAL MEETING OF STOCKHOLDERS
                              OCTOBER 21, 1998

     The undersigned hereby appoints the official Proxy Committee of the Board of Directors of FirstSpartan Financial Corp. ("Company"), consisting of Robert
L. Handell, E. Lea Salter and R. Wesley Hammond with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Spartanburg County Library, 151 South Church Street, Spartanburg, South Carolina, on Wednesday, October 21, 1998, at 10:00 a.m., Eastern Time, and at any and all adjournments thereof, as follows:

                                                   VOTE       VOTE
                                                   FOR       WITHHELD
                                                   ---       --------
1.  The election as director of the nominees       [ ]         [ ]
    listed below (except as marked to the
    contrary below).

    E.L. Sanders
    David E. Tate

    INSTRUCTIONS:  To withhold your vote
    for any individual nominee, write the
    nominee's name on the line below.

    --------------------------------------


                                                 FOR       AGAINST    ABSTAIN
                                                 ---       -------    -------

    2.  The ratification of Deloitte &           [ ]         [ ]        [ ]
        Touche LLP as independent auditors
        for the fiscal year ending June 30,
        1999.

    3.  In their discretion, upon such other
        matters as may properly come before
        the meeting.

The Board of Directors recommends a vote "FOR" the listed proposals.

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. PRESENTLY, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote in person at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders, and the 1998 Annual Report to Stockholders.


Dated:                     , 1998
       --------------------


---------------------------        ----------------------------
PRINT NAME OF STOCKHOLDER          PRINT NAME OF STOCKHOLDER


---------------------------        ----------------------------
SIGNATURE OF STOCKHOLDER           SIGNATURE OF STOCKHOLDER



Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, indicate your full title. If shares are held jointly, only one registered holder need sign.



PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.